UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 24, 2016

Xactly Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37451	11-3744289
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, Suite 1700

San Jose, California 95110

(Address of principal executive offices, including zip code)

(408) 977-3132

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2016, the board of directors (the “Board”) of Xactly Corporation (the “Company”) appointed Scott A. McGregor and Lauren P. Flaherty to the Board and expanded the size of the Board to ten members, both effective as of the end of March 24, 2016. Mr. McGregor will serve on the audit committee of the Board.

There are no arrangements or understandings between Mr. McGregor and any other persons pursuant to which he was selected as a director and there are no arrangements or understandings between Ms. Flaherty and any other persons pursuant to which she was selected as a director. Neither Mr. McGregor nor Ms. Flaherty has any family relationships with any of the Company’s directors or executive officers and neither Mr. McGregor nor Ms. Flaherty has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. McGregor and Ms. Flaherty will receive compensation for their services as directors that will be consistent with that of the Company’s other non-employee directors, except that their compensation will be prorated based on when they begin providing services as directors following their appointment to the Board. Each of Mr. McGregor and Ms. Flaherty will also receive an equity award of restricted stock units pursuant to the terms of the Company’s non-employee director compensation policy, with the number of shares subject to such award equal to the sum of (a) the quotient of $115,000 divided by the greater of (i) $10.00 or (ii) the value of one restricted stock unit, rounded down to the nearest whole share and (b) an additional number of restricted stock units equal to one quarter of the annual equity award of restricted stock units granted to the Company’s non-employee directors following the Company’s 2016 annual meeting of stockholders, rounded down to the nearest whole share. Such equity awards will be granted to Mr. McGregor and Ms. Flaherty on April 1, 2016 and will be subject to standard vesting terms.

The Company’s press release announcing the appointment of Mr. McGregor and press release announcing the appointment of Ms. Flaherty are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K. The information in the press releases attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 28, 2016.

99.2	Press Release dated March 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XACTLY CORPORATION

By:	/s/ Christopher W. Cabrera
Christopher W. Cabrera
Chief Executive Officer and Director

Date: March 29, 2016